Shenzhen ORB-FT New Material Co., Ltd
BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$215,746	$299,719
Accounts receivable, net	1,280,235	1,138,081
Bills receivable	303,393	87,871
Other receivables, net	237,201	217,383
Deposit	10,401	9,538
Prepayment	1,108,205	468,771
Inventory	381,637	546,968
Due from related party	19,818	-

Total current assets	3,556,636	2,768,331

PROPERTY AND EQUIPMENT, net	397,142	421,575

TOTAL ASSETS	$3,953,778	$3,189,906

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$48,234	$55,575
Accrued liabilities and other payables	21,278	10,685
Tax payable	712,357	549,979

Total current liabilities	781,869	616,239

COMMITMENTS

STOCKHOLDERS' EQUITY
Paid in capital	241,648	241,648
Statutory reserve	140,590	140,590
Accumulated other comprehensive income	128,249	111,177
Retained earnings	2,661,422	2,080,252

Total stockholders' equity	3,171,909	2,573,667

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,953,778	$3,189,906

See accompanying notes to these financial statements

SHENZHEN ORB-FT NEW MATERIAL CO., LTD
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
( UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2010	2009

Net sales	$2,362,028	$1,913,073

Cost of goods sold	1,322,124	1,028,089

Gross profit	1,039,904	884,984

Operating expenses
Selling expenses	119,998	127,046
General and administrative expenses	182,222	96,002

Total operating expenses	302,220	223,048

Income from operations	737,684	661,936

Non-operating income (expenses)
Interest income (expense)	1,663	(1,282)
Other expenses	-	(1,482)

Total non-operating income (expenses), net	1,663	(2,764)

Income before income tax	739,347	659,172

Income tax expense	158,177	131,834

Net income	$581,170	$527,338

Other comprehensive item
Foreign currency translation	17,072	603

Comprehensive Income	$598,242	$527,941

See accompanying notes to these financial statements

SHENZHEN ORB-FT NEW MATERIAL CO., LTD
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$581,170	$527,338
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	27,567	26,713
Decrease(Increase) in current assets:
Accounts receivable	(135,219)	(100,435)
Bill receivable	(213,959)	(132,667)
Prepayment	(633,659)	(91,758)
Other receivables	(18,531)	(40,838)
Inventory	167,489	(190,614)
Deposit	(806)	(2,927)
Increase (decrease) in current liabilities:
Accounts payable	(7,608)	60,242
Receipt in advance	-	42,839
Accrued liabilities and other payables	10,481	106,445
Tax payable	158,556	140,649

Net cash provided by (used in) operating activities	(64,519)	344,987

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(953)	-

Net cash used in investing activities	(953)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Due from related party	(19,718)	(145,656)

Net cash used in financing activities	(19,718)	(145,656)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	1,217	47

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(83,973)	199,378

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	299,719	58,849

CASH & CASH EQUIVALENTS, END OF PERIOD	$215,746	$258,227

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$-	$1,327
Cash paid for income tax	$9,264	$3,249

See accompanying notes to these financial statements

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Shenzhen ORB-FT New Materials Co., Ltd. (the “Company” or “ORB”) was incorporated in Guangdong Province, People’s Republic of China (PRC) in 2005. The Company is a hi-tech enterprise primarily engaged in the development, manufacture and sale of high-performance adhesive seal materials in the PRC. The Company provides glass bonding solutions to a wide range of industries, including automobile, ships and boats, construction, and electronics, but currently focusing on the automobile windshields area. The Company is also in the process of producing other auto parts such as bumper, harness, lamp, and cooling liquid.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with United States generally accepted accounting principles (US GAAP). The Company’s functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars ($).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on account receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company made allowance of $5,750 and $5,719 at June 30, 2010 and December 31, 2009, respectively.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Inventories
Inventories are valued at a lower cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and allowance is made for writing down their inventories to net realizable value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets without salvage value and estimated lives of 5-10 years.

Computer and office equipment	5 years
Plant and machinery	10 years

Research and Development

Research and development costs are related primarily to the Company testing its new materials in development stage. Research and development costs are expenses as incurred.  For the six months ended June 30, 2010 and 2009, the research and development expense was $ 61,216 and $ 39,217, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is provided against net deferred tax assets where the Company determines realization is not currently judged to be more likely than not.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

The Company adopted the provisions of SFAS Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740), as of January 1, 2007.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with the recognition standards established by FIN 48. As a result of the implementation of FIN 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. The Company recognizes interest related to unrecognized tax benefits as interest expense and penalties are classified in general and administrative expenses in the statements of income. At June 30, 2010 and December 31, 2009, the Company had no uncertain positions that would necessitate the recording of a tax-related liability.  The Company is subject to examination by the taxing authorities of the PRC.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) 104, (codified in FASB ASC Topic 480).  Sales revenue is recognized at shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, the possible return of goods, or when the amount of revenue and the costs incurred or to be incurred in respect of the transaction cannot be measured reliably. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (VAT). All Company products are sold in the PRC and subject to the Chinese value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the products.  Write-down of inventory to lower of cost or net realizable value is also recorded in cost of goods sold.

Shipping and Handling costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the six months ended June 30, 2010 and 2009, shipping and handling costs were $76,101 and $62,303, respectively.

Concentration of Credit Risk

The operations of the Company are in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, Economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” (codified in FASB ASC Topic 230), cash flows from the Company's operations are calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Similar to limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” (codified in FASB ASC Financial Instruments, Topic 825), requires the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income

The Company’s functional currency is the Renminbi (RMB). For financial reporting purposes, RMB were translated into United States dollars (USD) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses SFAS 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in-capital and distributions to stockholders. Comprehensive income for the six months ended June 30, 2010 and 2009 included net income and foreign currency translation adjustments.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (codified in FASB ASC Topic 280) requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC.

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2009-13 on ASC 605, Revenue Recognition – Multiple Deliverable Revenue Arrangement – a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 amended guidance related to multiple-element arrangements which require an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The consensus eliminates the use of the residual method of allocation and requires the relative-selling-price method in all circumstances. All entities must adopt the guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010. Entities may elect to adopt the guidance through either prospective application for revenue arrangements entered into, or materially modified, after the effective date or through retrospective application to all revenue arrangements for all periods presented. The Company is currently evaluating the impact, if any, of ASU 2009-13 on its financial position and results of operations.

In October 2009, the FASB issued ASU No. 2009-14 on ASC 985, Certain Revenue Arrangements That Include Software Elements (ASU 2009-14). ASU 2009-14 amended guidance that is expected to significantly affect how entities account for revenue arrangements that contain both hardware and software elements. As a result, many tangible products that rely on software will be accounted for under the revised multiple-element arrangements revenue recognition guidance, rather than the software revenue recognition guidance. The revised guidance must be adopted by all entities no later than fiscal years beginning on or after June 15, 2010. An entity must select the same transition method and same period for the adoption of both this guidance and the revisions to the multiple-element arrangements guidance noted above. The Company is currently evaluating the impact, if any, of ASU 2009-14 on its financial position and results of operations.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

In April 2010 the FASB issued Accounting Standards Update (ASU) No. 2010-13, Compensation – Stock Compensation (ASC Topic 718), Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This Update provides amendments to Accounting Standards Codification (ASC) Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency  of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. This standard will be adopted effective January 1, 2011.

Recently Adopted Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820), Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  This standard is not currently applicable to the Company.

In January 2010, FASB issued ASU No. 2010-05, Compensation – Stock Compensation (ASC Topic 718), Escrowed Share Arrangements and the Presumption of Compensation. This update codifies Emerging Issues Task Force D-110. This standard is not currently applicable to the Company.

In January 2010, FASB issued ASU N0. 2010-01, Equity (ASC Topic 505), Accounting for Distributions to Shareholders with Components of Stock and Cash. The update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is  reflected prospectively in earnings per share and is not considered a stock dividend for purposes of ASC Topic 505 and Topic 260, Earnings Per Share. This standard is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. This standard is not currently applicable to the Company.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

3. INVENTORY

Inventory consisted of finished goods and raw material at June 30, 2010 and December 31, 2009 as following:

	2010	2009
Finished goods	$344,492	$531,387
Raw material	37,145	15,581
	$381,637	$546,968

4. PROPERTY AND EQUIPMENT, NET

As of June 30, 2010 and December 31, 2009, property and equipment consisted of the following:

	2010	2009
Office equipment	$12,340	$11,320
Plant and machinery	530,121	527,225
Less: Accumulated depreciation	(145,319)	(116,970)
	$397,142	$421,575

Depreciation expense was $27,567 and $26,713 for the six months ended June 30, 2010 and 2009, respectively.

5. PREPAYMENT

Prepayment was mainly the payment to original equipment manufacturing (OEM) factories. As the transactions are not yet started or not completed, the amounts were recorded as prepayment instead of cost of sale. At June 30, 2010 and December 31, 2009, the prepayment was $1,108,205 and $468,771, respectively.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

6. BILLS RECEIVABLE

Bills receivable represented an instrument which contains unconditional order to pay a certain amount on an agreed date.  It was used as an assurance for customers making the payment on time according to the agreed terms when the goods are sold on credit and payment is deferred to a future date.  As of June 30, 2010 and December 31, 2009, bills receivable was $303,393 and $87,871, respectively.

7. OTHER RECEIVABLES

Other receivables represented cash advances to employees and short term advances to non-related parties, with no interest bearing and payable upon demand. Based on historical collection activity, the Company made allowance of $1,093 and $1,092 at June 30, 2010 and December 31, 2009, respectively. The net amount of other receivables were $237,201 and $217,383 at June 30, 2010 and December 31, 2009, respectively.

8. MAJOR CUSTOMERS AND VENDORS

Two major customers accounted for 78% (51% and 27% for each) and 76% (54% and 22% for each) of sales for the six months ended June 30, 2010 and 2009, respectively. Accounts receivable from these customers amounted to $942,518 as of June 30, 2010. If these customers were lost, it is unlikely that the Company would be able to replace the lost revenue, at least in the near term.

The Company purchased its products from three major vendors during the six months ended June 30, 2010 with each accounting for 41%, 31% and 14% of purchases, respectively. Accounts payable to these vendors were $34,852 as of June 30, 2010. The Company had three major vendors during six months ended June 30, 2009 with each vendor accounting for 62%, 12% and 12% of the total purchases.

9. OTHER PAYABLE AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at June 30, 2010 and December 31, 2009, respectively:

	2010	2009
Other payables	$10,546	$-
Accrued salaries	10,732	10,685
Total	$21,278	$10,685

10. DUE FROM RELATED PARTY

Due from related party represented payments of $19,818 made by the Company for a director’s expenses; it was an advance with no interest, payable upon demand, and was unsecured. This amount was repaid by the related party on August 27, 2010.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

11. TAXES PAYABLE

Taxes payable consisted of the following at June 30, 2010 and December 31, 2009:

	2010	2009
Value-added tax payable	$59,509	$48,209
Education surtax and other taxes payable	595	1,928
Income tax payable	652,253	499,842
Total	$712,357	$549,979

12. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises in special district. Prior to 2008, the Company was subject to tax at a statutory rate of 15% on income reported in the statutory financial statements after appropriated tax adjustments.  According to the new income tax law that became effective January 1, 2008, for those enterprises to which the 15% tax rate was applicable previously, the applicable rates shall be gradually increasing over a five-year period to reach the new statutory income tax rate of 25% as follows:

Year	Tax Rate
2007	15%
2008	18%
2009	20%
2010	22%
2011	24%
2012	25%

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2010 and 2009:

	2010	2009
US statutory rates	34.0%	34.0%
Tax rate difference	(9.0)%	(9.0)%
Effect of tax holiday	(3.0)%	(5.0)%

Other	(0.6)%	-%
Effective income tax rate	21.4%	20.0%

There were no material temporary differences as of June 30, 2010 and 2009.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

13. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. For the six months ended June 30, 2010, the Company transferred $0 to the reserve. For the year ended December 31, 2009, the Company transferred $38,821 to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any. The fund may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

14. COMMITMENTS

Rents

The Company leased an office in Chongqing city under a long term, non-cancelable lease agreement on December 1, 2008 with expiration date on November 30, 2011 for monthly rent of approximately $527 (RMB 3,600). Based on the lease agreement, the Company will be required to pay penalty for early lease termination, which is the deposit for the lease along with the remaining rents up to the original lease termination date.

As of June 30, 2010, future minimum rental payments required under this operating lease is as follows:

Six months ending June 30,	Amount

2010	$6,300
2011	2,600
Total	$8,900

Total rental expense for the six months ended June 30, 2010 and 2009 was $24,213 and $5,620, respectively.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Consulting Service

On March 1, 2010, the Company entered into a consulting service agreement expiring on December 31, 2010 with a consulting company. Under the agreement, this consulting company will provide a feasibility study and report to the Company for new products expansion, identify no less than five acquisition targets to the Company and guide the Company to consummate the acquisition. Total consulting fee is approximately $282,800 (RMB 1.92 million). The Company paid 50% of the consulting fee upon signing of the agreement, and will pay the remaining 50% of the consulting fee upon completion of the acquisition. The Company recorded the payment of first 50% of consulting fee as prepayment at June 30, 2010, and will expense it to general and administrative expense when the consulting service is rendered by the consulting firm. Based on the agreement, the Company can be subjected to a later payment penalty of two times the bank’s short term loan interest rate.

15. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchase and expense transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

16. SUBSEQUENT EVENT

The Company follows FASB ASC Topic 855-10-05, “Subsequent Events”. Accordingly, the Company has evaluated subsequent events through September 10, 2010, the date that the Financial Statements were available to be issued.